Exhibit 99.1

Eightco Holdings Inc. Secures Asset Based Lending Facility for Forever 8

Non-Dillutive ABL Credit Facility to Fuel Growth

SAFETY HARBOR, Florida, June 6, 2023 (GLOBE NEWSWIRE) — Eightco Holdings Inc. (NASDAQ: OCTO), a leader in the e-commerce inventory solutions space is pleased to announce a milestone in its growth journey. The company has successfully closed an asset-based lending facility (ABL) from several investors, including members of its management team and the visionary founders of Forever 8.

The ABL marks a significant achievement for Eightco Holdings as it strengthens its financial position and paves the way for continued expansion. With Forever 8’s ambitious plans to enter multiple markets, the ABL provides the necessary capital to fuel this growth.

“We are excited to announce this ABL,” said CFO of Eightco Holdings, Brett Vroman. “This strategic financing solution equips us with the capital needed to support Forever 8’s expansion and seize significant growth opportunities with new and existing customers. By ensuring improved inventory liquidity, we can drive value for our shareholders while meeting the evolving needs of our customers,” Vroman added.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco Holdings Inc. aims to create significant value and growth for its portfolio companies and shareholders.

For additional information, please visit www.8co.holdings.

About Forever 8

Forever 8 is a leading provider of cash-flow management solutions and standardized information for small to medium-sized businesses. Our innovative platform addresses the challenges faced by e-commerce sellers in managing inventory capital, offering flexible and scalable tools. By eliminating the need for personal guarantees and fixed amortization schedules, we empower businesses to optimize their cash-flow process. With a strong focus on customer satisfaction, we have assisted numerous clients in effectively managing their cash flow and unlocking their growth potential.

For additional information, please visit www.forever8.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Eightco’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@8co.holdings